UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/31/2011

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 31, 2011, InfoSpace, Inc.'s subsidiary InfoSpace Sales LLC (collectively, "InfoSpace") entered into Amendment Number Seven to Amended and Restated Google Services Agreement (the "Seventh Amendment") with Google, Inc. ("Google"). The Seventh Amendment extends the Amended and Restated Google Services Agreement (as amended, the "Agreement") between InfoSpace and Google, under which InfoSpace displays search results and advertisements from Google on InfoSpace's owned and operated search websites and provides to the websites in its distribution network. Under the terms of the Agreement, Google pays InfoSpace a percentage of the revenue collected by Google as a result of Internet users clicking on advertisements provided by Google and displayed by InfoSpace and its distribution partners. The term of the Agreement is extended by the Seventh Amendment until March 31, 2013, and may be extended until March 31, 2014 at InfoSpace's sole discretion, provided that it has not assigned the Agreement to another party. The other material terms of the Seventh Amendment are as follows:

- The parties will test a new implementation of Google-provided advertisements on InfoSpace's owned and operated search websites and on the websites in its distribution network.

- On or before June 30, 2011, InfoSpace will notify Google whether it will adopt the new advertising implementation for the remainder of the term of the Agreement.

- There are two separate cost and payment structures under the Seventh Amendment; one that will apply if InfoSpace decides to use the new advertising implementation, and one that will apply if InfoSpace decides to revert to the previous advertisement implementation.

- The cost and payment terms are materially better for InfoSpace if it decides to use the new advertising implementation for the remainder of the term. InfoSpace expects, assuming current trends for traffic quality and click volume are maintained, that it will earn revenue under the payment structure for the new advertisement implementation that is similar to revenue that it earned under the terms of the Agreement as it existed prior to the Seventh Amendment. However, if InfoSpace decides to revert to the previous advertising implementation after the test period, the payment structure that would then be in effect contains terms that would be expected to result in materially reduced revenue for InfoSpace.

The remainder of the Seventh Amendment, which will be attached as an exhibit to the Company's next Quarterly Report on Form 10-Q, consists of revisions to Google's requirements and guidelines, minor changes to the legal terms of the Agreement, and updates to reflect changes in the relationship since the Agreement was initially signed in 2005. These changes are not expected to materially affect the Company's operations or financial results.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The impact of the changes to the operations of InfoSpace's search business caused by new and changed provisions in Amendment Seven are currently unknown. The forward-looking statements above are based on assumptions regarding matters that include, but are not limited to: the operational impact of these new and changed provisions, the continuation of current business trends, the ability of the Company to implement technology changes necessary to apply the revised requirements, future consistency in the manner in which Google applies its guidelines and otherwise does business with the Company, and the applicability of the results of limited tests to results for InfoSpace's entire search business. However, if those assumptions are incorrect, the new and changed provisions in Amendment Number Seven may have a material negative impact on the operations and financial results of InfoSpace. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. InfoSpace undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Item 7.01.    Regulation FD Disclosure

On March 31, 2011, InfoSpace issued a press release announcing the execution of an agreement with Google, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
99.1                   Press release dated March 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: March 31, 2011	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated March 31, 2011